Exhibit 99.1

Media and Investor Contact:

Jeff Horwitz

Investor Relations

312.292.5130

investorinfo@ryerson.com

Ryerson Reports First Quarter 2017 Results

Increased Revenues and Net Income Combined with

Effective Working Capital Management

First Quarter 2017 Highlights:

•	Generated net income attributable to Ryerson Holding Corporation of $14.8 million, or $0.40 per diluted share. Increased Adjusted EBITDA, excluding LIFO by 46 percent to $54.3 million from $37.2 million in the first quarter of 2016.

•	Achieved gross margin of 19.7 percent. Increased gross margin, excluding LIFO by 70 basis points to 19.6 percent compared to the first quarter of 2016.

•	Improved inventory days of supply to 69.1 days compared to 74.5 days of supply in the first quarter of 2016.

•	Acquired The Laserflex Corporation and Guy Metals, Inc., two differentiated companies offering industry-leading fabrication, polishing, and processing capabilities.

CHICAGO – May 3, 2017 – Ryerson Holding Corporation (NYSE: RYI), a leading distributor and value-added processor of industrial metals, today reported results for the first quarter ended March 31, 2017.

Eddie Lehner, Ryerson’s President and Chief Executive Officer said, “Ryerson continues to execute well upon our business model and strategy built around speed, scale, value-add, culture, and analytics to provide great and profitable customer experiences that resulted in vastly improved financial results year-over-year and sequentially. In the first quarter of 2017 Ryerson grew revenues with increased shipment volumes at higher selling prices and achieved higher gross margins, excluding LIFO, generating better net income and Adjusted EBITDA, excluding LIFO while improving our working capital days ratios compared to the first quarter of 2016. We also welcomed Laserflex and Guy Metals to our integrated network of service centers, expanding our value-added capabilities and product offerings.”

First Quarter 2017 Financial Results

Revenues were $814.5 million for the first quarter of 2017, up 15.9 percent from the year-ago period, driven by an increase in average selling price per ton of 11.5 percent and higher volume of 4.0 percent compared to the first quarter of 2016.

Ryerson achieved gross margin of 19.7 percent for the first quarter of 2017, compared to 21.0 percent for the year-ago period. Included in cost of materials sold was net LIFO income of $0.7 million for the first quarter of 2017 and $14.8 million for the first quarter of 2016. Gross margin, excluding LIFO increased to 19.6 percent for the first quarter of 2017, compared with 18.9 percent for the year-ago period. A reconciliation of gross margin to gross margin, excluding LIFO is included below in this news release.

Warehousing, delivery, selling, general and administrative expense increased by $8.0 million, or 7.3 percent, for the first quarter of 2017 compared to the year-ago period, reflecting the increased shipments during the quarter. Ryerson demonstrated expense leverage in the first quarter of 2017 as warehousing, delivery, selling, general and administrative expenses declined to 14.4 percent of sales compared to 15.4 percent in the fourth quarter of 2016 and 15.5 percent in the first quarter of 2016.

Net income attributable to Ryerson Holding Corporation was $14.8 million, or $0.40 per diluted share, for the first quarter of 2017, compared to net income of $13.5 million, or $0.42 per diluted share, in the first quarter of 2016. Excluding a gain on the retirement of debt, net income attributable to Ryerson Holding Corporation in the first quarter of 2016 was $8.2 million, or $0.26 per diluted share.

Adjusted EBITDA, excluding LIFO, was $54.3 million in the first quarter of 2017, compared to $37.2 million in the year-ago period. Reconciliations of Adjusted EBITDA, excluding LIFO and net income attributable to Ryerson Holding Corporation and earnings per share, excluding restructuring and other charges, impairment charges on assets, and gains or losses on retirement of debt to net income attributable to Ryerson Holding Corporation are included below in this news release.

First Quarter 2017 Acquisitions

In January 2017, Ryerson acquired The Laserflex Corporation, a metal fabricator specializing in laser cutting and welding services, with annual revenue of approximately $25 million. In addition, Ryerson announced a second acquisition in February 2017 of Guy Metals, Inc., a processor and polisher of stainless steel products, with annual revenue of approximately $35 million.

First Quarter 2017 Working Capital and Liquidity

In the first quarter of 2017, Ryerson’s inventory balance stood at 69.1 days of supply compared to 74.5 days in the year-ago period. Erich Schnaufer, Ryerson’s Chief Financial Officer said, “We continue managing our inventory to maintain financial flexibility and adapt to changing metals pricing and consumption dynamics. Our interconnected network of service centers allows us to optimize inventory investments across our locations to better satisfy customer demand.”

Ryerson maintained ample liquidity in the first quarter of 2017. As of March 31, 2017, borrowings were $334 million on our primary revolving credit facility with additional availability of $250 million. Including cash, marketable securities, and availability from foreign sources, Ryerson’s total liquidity was $302 million compared to $301 million in the fourth quarter of 2016, higher sequentially even with the recent acquisitions of Guy Metals and Laserflex.

Second Quarter 2017 Commentary

Ryerson intends to issue second quarter 2017 guidance in the second half of June. Qualitatively, demand has improved most notably in oil & gas and construction end markets while other industries in aggregate are showing more modest improvement. Given the increased metal consumption and price stabilization experienced in the first quarter, Ryerson anticipates higher average selling prices in the second quarter of 2017.

First Quarter 2017 Business Metrics

	First Quarter 2017	Fourth Quarter 2016	First Quarter 2016	Sequential Quarter Change	Year-Over-Year Change
Tons shipped (In thousands)	497	440	478	13.0%	4.0%

Average selling price/ton	$1,639	$1,550	$1,470	5.7%	11.5%
Average cost/ton	1,316	1,290	1,161	2.0%	13.4%
Average cost/ton, excluding LIFO	1,317	1,259	1,192	4.6%	10.5%

First Quarter 2017 Major Product Metrics

	Tons Shipped (Tons in thousands)					Average Selling Price per Ton Shipped
	First Quarter 2017	Fourth Quarter 2016	First Quarter 2016	Sequential Quarter Change	Year-Over-Year Change	Sequential Quarter Change	Year-Over-Year Change
Carbon steel	374	332	367	12.7%	1.9%	4.4%	12.8%
Aluminum	50	43	46	16.3%	8.7%	1.9%	-3.1%
Stainless steel	71	64	62	10.9%	14.5%	12.0%	13.1%

	Net Sales (Dollars in millions)
	First Quarter 2017	Fourth Quarter 2016	First Quarter 2016	Sequential Quarter Change	Year-Over-Year Change
Carbon steel	$407	$346	$354	17.6%	15.0%
Aluminum	179	151	170	18.5%	5.3%
Stainless steel	215	173	166	24.3%	29.5%

Earnings Call Information

Ryerson will host a conference call to discuss its first quarter 2017 results Thursday, May 4, at 10 a.m. Eastern Time. Participants may access the conference call by dialing 877-201-0168 (Domestic) and 647-788-4901 (International) and using conference ID 2102975. The call will also be broadcast live in the Investor Relations section of Ryerson’s Internet site, ir.ryerson.com. A replay will be available at the same website for 90 days.

About Ryerson

Ryerson is a leading distributor and value-added processor of industrial metals with operations in the United States, Canada, Mexico, and China. Ryerson serves a variety of industries, including customers making products or equipment for commercial ground transportation, metal fabrication and machine shops, industrial, consumer durable, HVAC, construction, food processing and agriculture, as well as oil & gas. Founded in 1842, Ryerson is headquartered in the United States and has approximately 3,500 employees in approximately 100 locations. For more information, visit Ryerson at www.ryerson.com.

Certain statements made in this release and other written or oral statements made by or on behalf of the Company constitute “forward-looking statements” within the meaning of the federal securities laws, including statements regarding our future performance, as well as management’s expectations, beliefs, intentions, plans, estimates, or projections relating to the future. Such statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “estimates,” “will,” “should,” “plans,” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. The Company cautions that any such forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements as a result of various factors. Among the factors that significantly impact the metals distribution industry and our business are: the cyclicality of our business; the highly competitive, volatile, and fragmented market in which we operate; fluctuating metal prices; our substantial indebtedness and the covenants in instruments governing such indebtedness; the integration of acquired operations; regulatory and other operational risks associated with our operations located inside and outside of the United States; work stoppages; obligations under certain employee retirement benefit plans; the ownership of a majority of our equity securities by a single investor group; currency fluctuations; and consolidation in the metals producer industry. Forward-looking statements should, therefore, be considered in light of various factors, including those set forth above and those set forth under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2016, and in our other filings with the Securities and Exchange Commission. Moreover, we caution against placing undue reliance on these statements, which speak only as of the date they were made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events or circumstances, new information, or otherwise.

RYERSON HOLDING CORPORATION AND SUBSIDIARY COMPANIES

Selected Income and Cash Flow Data – Unaudited

(Dollars and Shares in Millions, except Per Share and Per Ton Data)

	First Quarter		Fourth Quarter 2016
	2017	2016
NET SALES	$814.5	$702.6	$682.2
Cost of materials sold	653.9	555.0	567.6

Gross profit	160.6	147.6	114.6
Warehousing, delivery, selling, general and administrative	117.3	109.3	104.9
Restructuring and other charges	—	—	(1.5)

OPERATING PROFIT	43.3	38.3	11.2
Other income and (expense), net (1)	0.3	5.3	(4.0)
Interest and other expense on debt	(21.8)	(22.0)	(22.4)

INCOME (LOSS) BEFORE INCOME TAXES	21.8	21.6	(15.2)
Provision (benefit) for income taxes	6.8	8.1	(6.8)

NET INCOME (LOSS)	15.0	13.5	(8.4)
Less: Net income attributable to noncontrolling interest	0.2	—	0.2

NET INCOME (LOSS) ATTRIBUTABLE TO RYERSON HOLDING CORPORATION	$14.8	$13.5	$(8.6)

EARNINGS (LOSS) PER SHARE
Basic and diluted	$0.40	$0.42	$(0.23)

Shares outstanding – basic	37.1	32.1	37.1
Shares outstanding – diluted	37.3	32.1	37.1

Supplemental Data :
Tons shipped (000)	497	478	440
Shipping days	64	64	60
Average selling price/ton	$1,639	$1,470	$1,550
Gross profit/ton	323	309	260
Operating profit/ton	87	80	25
LIFO expense (income), net per ton	(1)	(31)	31
LIFO expense (income), net	$(0.7)	$(14.8)	$13.8
Depreciation and amortization expense	10.7	10.9	10.7
Cash flow from operating activities	(32.5)	47.0	48.3
Capital expenditures	(4.0)	(5.4)	(3.3)

(1)	The first quarter 2016 includes a gain of $8.2 million on the repurchase of debt. The fourth quarter 2016 includes an other-than-temporary impairment charge of $1.9 million related to our investment in an available-for-sale security and a loss of $1.5 million on the repurchase of debt.

See Schedule 1 for Condensed Consolidated Balance Sheets

See Schedule 2 for EBITDA and Adjusted EBITDA reconciliation.

See Schedule 3 for EPS reconciliation.

Schedule 1

RYERSON HOLDING CORPORATION AND SUBSIDIARY COMPANIES

Condensed Consolidated Balance Sheets

(In millions, except shares)

	March 31, 2017	December 31, 2016
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$72.1	$80.7
Restricted cash	1.2	1.0
Receivable, less provision for allowances, claims and doubtful accounts of $5.9 in 2017 and $4.6 in 2016	413.7	326.0
Inventories	624.1	563.4
Prepaid expenses and other current assets	26.4	26.7

Total current assets	1,137.5	997.8
Property, plant and equipment, at cost	708.0	668.7
Less: accumulated depreciation	289.9	280.5

Property, plant and equipment, net	418.1	388.2
Deferred income taxes	12.6	24.4
Other intangible assets	50.8	40.8
Goodwill	115.7	103.2
Deferred charges and other assets	4.2	4.3

Total assets	$1,738.9	$1,558.7

Liabilities
Current liabilities:
Accounts payable	$337.0	$230.4
Salaries, wages and commissions	32.6	36.8
Other accrued liabilities	59.6	37.7
Short-term debt	23.8	19.2
Current portion of deferred employee benefits	8.3	8.3

Total current liabilities	461.3	332.4
Long-term debt	968.7	944.3
Deferred employee benefits	291.5	298.8
Taxes and other credits	50.1	32.5

Total liabilities	1,771.6	1,608.0

Commitments and contingencies

Equity
Ryerson Holding Corporation stockholders' equity (deficit):
Preferred stock, $0.01 par value; 7,000,000 shares authorized and no shares issued at 2017 and 2016	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 37,345,117 shares issued at 2017 and 2016	0.4	0.4
Capital in excess of par value	375.7	375.4
Accumulated deficit	(97.4)	(112.2)
Treasury stock, at cost – Common stock of 212,500 shares in 2017 and 2016	(6.6)	(6.6)
Accumulated other comprehensive loss	(306.8)	(307.8)

Total Ryerson Holding Corporation Stockholders' Equity (Deficit)	(34.7)	(50.8)
Noncontrolling interest	2.0	1.5

Total Equity (Deficit)	(32.7)	(49.3)

Total Liabilities and Stockholders' Equity	$1,738.9	$1,558.7

Schedule 2

RYERSON HOLDING CORPORATION AND SUBSIDIARY COMPANIES

Reconciliations of Net Income (Loss) Attributable to Ryerson Holding Corporation to EBITDA and Gross margin to

Gross margin excluding LIFO

(Dollars in millions)

	First Quarter		Fourth Quarter 2016
	2017	2016
Net income (loss) attributable to Ryerson Holding Corporation	$14.8	$13.5	$(8.6)
Interest and other expense on debt	21.8	22.0	22.4
Provision (benefit) for income taxes	6.8	8.1	(6.8)
Depreciation and amortization expense	10.7	10.9	10.7

EBITDA	$54.1	$54.5	$17.7
Reorganization	0.5	1.3	0.5
Foreign currency transaction (gains) losses	(0.3)	2.9	0.7
(Gain) loss on retirement of debt	—	(8.2)	1.5
Impairment charges on assets	—	—	2.4
Purchase consideration and other transaction costs	0.7	1.5	(0.5)
Other adjustments	—	—	(0.1)

Adjusted EBITDA	$55.0	$52.0	$22.2

Adjusted EBITDA	$55.0	$52.0	$22.2
LIFO expense (income), net	(0.7)	(14.8)	13.8

Adjusted EBITDA, excluding LIFO expense (income), net	$54.3	$37.2	$36.0

Net sales	$814.5	$702.6	$682.2

Adjusted EBITDA, excluding LIFO expense (income), net, as a percentage of net sales	6.7%	5.3%	5.3%

Gross profit	$160.6	$147.6	$114.6

Gross margin	19.7%	21.0%	16.8%

Gross profit	$160.6	$147.6	$114.6
LIFO expense (income), net	(0.7)	(14.8)	13.8

Gross profit, excluding LIFO expense (income), net	$159.9	$132.8	$128.4

Gross margin, excluding LIFO expense (income), net	19.6%	18.9%	18.8%

Note:	EBITDA represents net income before interest and other expense on debt, provision for income taxes, depreciation and amortization. Adjusted EBITDA gives further effect to, among other things, impairment charges on assets, reorganization expenses and foreign currency transaction gains and losses. We believe that the presentation of EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income), net, provides useful information to investors regarding our operational performance because they enhance an investor’s overall understanding of our core financial performance and provide a basis of comparison of results between current, past and future periods. We also disclose the metric Adjusted EBITDA, excluding LIFO expense (income), net, to provide a means of comparison amongst our competitors who may not use the same basis of accounting for inventories. EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income), net, are three of the primary metrics management uses for planning and forecasting in future periods, including trending and analyzing the core operating performance of our business without the effect of U.S. generally accepted accounting principles, or GAAP, expenses, revenues and gains (losses) that are unrelated to the day to day performance of our business. We also establish compensation programs for our executive management and regional employees that are based upon the achievement of pre-established EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income), net, targets. We also use EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income), net, to benchmark our operating performance to that of our competitors. EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income), net do not represent, and should not be used as a substitute for, net income or cash flows from operations as determined in accordance with generally accepted accounting principles, and neither EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income), net, is necessarily an indication of whether cash flow will be sufficient to fund our cash requirements. This release also presents gross margin, excluding LIFO expense (income), net, which is calculated as gross profit plus LIFO expense (or minus LIFO income), net, divided by net sales. We have excluded LIFO expense (income), net from the gross margin and Adjusted EBITDA as a percentage of net sales metrics in order to provide a means of comparison amongst our competitors who may not use the same basis of accounting for inventories as we do. Our definitions of EBITDA, Adjusted EBITDA, Adjusted EBITDA, excluding LIFO expense (income), net, gross margin, excluding LIFO expense (income), net, and Adjusted EBITDA, excluding LIFO expense (income), net, as a percentage of sales may differ from that of other companies.

Schedule 3

RYERSON HOLDING CORPORATION AND SUBSIDIARY COMPANIES

Reconciliation of Net Income (Loss) and Earnings (Loss) per Share Excluding Restructuring and Other Charges,

Impairment Charges on Assets and (Gain) Loss on Retirement of Debt

(Dollars and Shares in Millions, Except Per Share Data)

	First Quarter		Fourth Quarter 2016
	2017	2016
Net income (loss) attributable to Ryerson Holding Corporation	$14.8	$13.5	$(8.6)

Restructuring and other charges	—	—	(1.5)
Impairment charges on assets	—	—	2.4
(Gain) loss on debt retirement	—	(8.2)	1.5
Provision (benefit) for income taxes	—	2.9	(0.9)

Net income (loss) attributable to Ryerson Holding Corporation, excluding restructuring and other charges, impairment charges on assets and (gain) loss on retirement of debt	$14.8	$8.2	$(7.1)

Earnings (loss) per share, excluding restructuring and other charges, impairment charges on assets and (gain) loss on debt retirement – basic and diluted	$0.40	$0.26	$(0.19)

Shares outstanding – basic	37.1	32.1	37.1
Shares outstanding – diluted	37.3	32.1	37.1

Note:	Net income (loss) and Earnings (loss) per share excluding restructuring and other charges, impairment charges on assets and (gain) loss on debt retirement is presented to provide a means of comparison with periods that do not include restructuring and other charges, impairment charges on assets and (gain) loss on debt retirement.